Exhibit 99.1

Carolina Financial Corporation Reports Results for Fourth Quarter of 2016

NEWS RELEASE – For Release January 18, 2017, 4:00PM

For More Information, Contact:

William A. Gehman III, EVP and CFO, 843.723.7700

Charleston, S.C., January 18, 2017 - Carolina Financial Corporation (NASDAQ: CARO) today announced financial results for the fourth quarter of 2016. Highlights at and for the three months ended December 31, 2016, include:

•	Net income for the fourth quarter 2016 increased 42.7% to $5.2 million, or $0.41 per diluted share from $3.6 million, or $0.36 per diluted share for the fourth quarter of 2015.
•	Operating earnings for the fourth quarter of 2016, which excludes certain non-operating income and expenses, increased 63.9% to $5.8 million, or $0.46 per diluted share, from $3.5 million, or $0.35 per diluted share, from the fourth quarter of 2015. Non-operating income and expenses for the quarter ended December 31, 2016 include:
-	$1.7 million loss on extinguishment of debt related to the prepayment of a $20.0 million advance with a 4% fixed interest rate and a remaining term of 4.1 years
-	$1.0 million fair value adjustment gain on interest rate swaps marked to market
-	$260,000 in merger related costs
-	$65,000 gain on sale of securities
•	Loans receivable, excluding acquired loans, grew at an annualized rate of 20.2% or $185.9 million since December 31, 2015 and 15.9% or $45.0 million since September 30, 2016.
•	Nonperforming assets to total assets of 0.40% as of December 31, 2016 compared to 0.47% at December 31, 2015.
•	Total deposits, excluding acquired deposits, increased $143.5 million since December 31, 2015. Core deposits, excluding acquired deposits, increased $114.0 million since December 31, 2015.
•	In November 2016, Carolina Financial Corporation announced the acquisition of Greer Bancshares Incorporated, a $381 million bank holding company that operates four banking locations in the Greenville-Anderson-Mauldin, South Carolina MSA.
•	In December 2016, the Company opened its second branch in the Wilmington Market.

“We are pleased to report increases in net income of 42.7% and operating earnings of 63.9% for the fourth quarter of 2016 over the comparable prior year quarter. These strong results are attributable to excellent earnings of CresCom Bank with improved performance of Crescent Mortgage Company. During 2016, we continued to experience exceptional organic loan and deposit growth, completed our Congaree Bancshares, Inc. merger, announced our Greer Bancshares, Inc. merger, and opened our second branch in Wilmington, NC.” stated Jerry Rexroad, Chief Executive Officer.

Financial Results

Carolina Financial Corporation

■	The Company reported net income for the three months ended December 31, 2016 of $5.2 million, or $0.41 per diluted share, as compared to $3.6 million, or $0.36 per diluted share, for the three months ended December 31, 2015. Net income for the year ended December 31, 2016 totaled $17.6 million, or $1.42 per diluted share, compared to net income of $14.4 million, or $1.48 per diluted share for year ended December 31, 2015. Included in net income for the year ended December 31, 2016 were pretax merger related expense of $3.2 million.
■	Operating earnings for the fourth quarter of 2016 increased 63.9% to $5.8 million, or $0.46 per diluted share, from $3.5 million, or $0.35 per diluted share, from the fourth quarter of 2015. Operating earnings for the year ended December 31, 2016 increased 34.7% to $20.2 million, or $1.64 per diluted share, from $15.0 million, or $1.54 per diluted share, for the year ended December 31, 2015.
■	During the fourth quarter of 2016, the Company paid off a $20.0 million borrowing with a 4.0% fixed interest rate and a remaining term of approximately 4.1 years, incurring a $1.7 million loss on extinguishment of debt. In addition, the Company recognized a $1.0 million gain on fair value adjustments related to interest rate swaps that are marked to market.
■	The Company’s net interest margin-tax equivalent increased to 3.87% for the fourth quarter of 2016 compared to 3.59% for the fourth quarter of 2015.
■	The Company reported book value per common share of $13.23 and $11.92 as of December 31, 2016 and December 31, 2015, respectively. Tangible book value per common share was $12.59 and $11.66 as of December 31, 2016 and December 31, 2015, respectively.
■	At December 31, 2016, the Company’s regulatory capital ratios exceeded the minimum levels currently required. Stockholders’ equity totaled $163.2 million as of December 31, 2016 compared to $139.9 million at December 31, 2015.

CresCom Bank

■	The Bank’s net income (excluding Crescent Mortgage Company) increased 40.1% to $4.6 million for the three months ended December 31, 2016 compared to $3.3 million for the three months ended December 31, 2015. Net income for the year ended December 31, 2016 increased 30.5% to $14.9 million compared to net income of $11.4 million for the year ended December 31, 2015. Included in net income for the year ended December 31, 2016 were pretax merger related expense of $3.1 million.
■	No provision for loan loss was recorded during the three and twelve month periods ended December 31, 2016 or 2015. This was primarily due to continued excellent asset quality as well as net recoveries of $547,000 and $1.1 million for the year ended December 31, 2016 and 2015, respectively.
■	The Bank’s non-performing assets were 0.40% and 0.47% of total assets at December 31, 2016 and December 31, 2015, respectively.
■	Loans receivable increased to $1.2 billion at December 31, 2016 compared to $922.7 million at December 31, 2015. The increase in loans receivable primarily relates to the completed acquisition of Congaree State Bank (“Congaree”) as well as the Bank’s continuing focus on commercial lending and residential mortgage lending.
■	The number of checking accounts increased at an annualized rate of 9.2%, excluding Congaree checking accounts acquired, since December 31, 2015. Total deposits, excluding acquired deposits from the Congaree acquisition, increased $143.5 million since December 31, 2015. As of December 31, 2016 and December 31, 2015, core deposits, defined as checking, savings and money market, comprised approximately 60.6% and 56.7%, respectively, of total deposits.
■	The Bank’s retail mortgage conforming loan originations increased to $29.1 million for the three months ended December 31, 2016 compared to $23.2 million for the three months ended December 31, 2015. For the year ended December 31, 2016, retail mortgage conforming loan originations increased to $97.1 million compared to $73.6 million for the year ended December 31, 2015. As a result of the increased originations, retail mortgage banking noninterest income increased to $476,000 and $2.1 million for the three months and year ended December 31, 2016, respectively, compared to $424,000 and $1.7 million for the three months and year ended December 31, 2015, respectively. Mortgage banking income consists primarily of gain on sale of loans and related fees as well as fair value changes in mortgage banking derivatives.

Crescent Mortgage Company

■	Net income for Crescent Mortgage Company, a wholly-owned subsidiary of the Bank, was $806,000 for the three months ended December 31, 2016 compared to $525,000 for the three months ended December 31, 2015. Net income for the year ended December 31, 2016 was $3.5 million compared to $3.8 million for the year ended December 31, 2015.
■	The increase in net income of Crescent Mortgage Company during fourth quarter of 2016 is primarily attributable to an increase in margin during the period. Originations for the three months ended December 31, 2016 and 2015 were $234.9 million and $217.0 million, respectively. Originations for the year ended December 31, 2016 and 2015 were $875.4 million and $986.7 million, respectively. The percentage of originations attributable to refinances were 37.5% for 2016 compared to 34.3% for 2015.

Conference Call

A conference call will be held at 2:00 p.m., Eastern Time on January 19, 2017. The conference call can be accessed by dialing (855) 218-6998 or (615) 247-5963 and requesting the Carolina Financial Corporation earnings call. The conference ID number is 42947387. Listeners should dial in 10 minutes prior to the start of the call.  The live webcast and presentation slides will be available on www.haveanicebank.com under Investor Relations, “Investor Presentations.”

A replay of the webcast will be available on www.haveanicebank.com under Investor Relations, “Investor Presentations” shortly following the call. A replay of the conference call can be accessed approximately three hours after the call by dialing (855) 859-2056 or (404) 537-3406 and requesting conference number 42947387.

About Carolina Financial Corporation

Carolina Financial Corporation (“Carolina Financial” or the “Company”) is the holding company of CresCom Bank, which also owns and operates Atlanta-based Crescent Mortgage Company. Carolina Financial trades on NASDAQ under the symbol CARO. As of December 31, 2016, Carolina Financial had approximately $1.7 billion in total assets and Crescent Mortgage Company originated loans in 45 states and partners with community banks, credit unions and mortgage brokers. In June 2016, Carolina Financial completed its previously announced acquisition of Congaree Bancshares, Inc. and its wholly-owned subsidiary, Congaree State Bank. In November 2016, Carolina Financial announced its entry into an agreement to acquire Greer Bancshares Incorporated, a $381 million bank holding company that operates four banking locations in the Greenville-Anderson-Mauldin, South Carolina MSA.

Addendum to News Release – Use of Certain Non-GAAP Financial Measures and Forward-Looking Statements

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). Such statements should be read along with the accompanying tables, which provide a reconciliation of non-GAAP measures to GAAP measures. This news release and the accompanying tables discuss financial measures, such as core deposits, tangible book value, operating earnings and net income related to segments of the Company, which are non-GAAP measures. We believe that such non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP. Investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results or financial condition as reported under GAAP.

Please refer to the Non-GAAP reconciliation tables later in this release for additional information.

Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the Company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (5) changes in the U.S. legal and regulatory framework including, but not limited to, the Dodd-Frank Act and regulations adopted thereunder; (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the Company; (7) the business related to acquisitions may not be integrated successfully or such integration may take longer to accomplish than expected; (8) the expected cost savings and any revenue synergies from acquisitions may not be fully realized within expected timeframes; and (9) disruption from acquisitions may make it more difficult to maintain relationships with clients, associates, or suppliers.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

###

CAROLINA FINANCIAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2016	December 31, 2015
	(Unaudited)	(Audited)
	(Dollars in thousands)
ASSETS
Cash and due from banks	$9,761	10,206
Interest-bearing cash	14,591	16,421
Cash and cash equivalents	24,352	26,627
Securities available-for-sale	335,352	306,474
Securities held-to-maturity	—	17,053
Federal Home Loan Bank stock, at cost	11,072	9,919
Other investments	1,768	1,760
Derivative assets	2,219	1,945
Loans held for sale	31,569	41,774
Loans receivable, gross	1,178,266	922,723
Allowance for loan losses	(10,688)	(10,141)
Loans receivable, net	1,167,578	912,582

Premises and equipment, net	37,054	32,562
Accrued interest receivable	5,373	4,333
Real estate acquired through foreclosure, net	1,179	2,374
Deferred tax assets, net	8,782	5,273
Mortgage servicing rights	15,032	11,433
Cash value life insurance	28,984	28,082
Core deposit intangible	3,658	2,961
Goodwill	4,266	—
Other assets	5,939	4,517
Total assets	$1,684,177	1,409,669

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Noninterest-bearing deposits	$229,905	163,054
Interest-bearing deposits	1,028,355	868,474
Total deposits	1,258,260	1,031,528
Short-term borrowed funds	203,000	120,000
Long-term debt	38,465	103,465
Derivative liabilities	342	306
Drafts outstanding	6,223	2,154
Advances from borrowers for insurance and taxes	1,058	641
Accrued interest payable	327	333
Reserve for mortgage repurchase losses	2,880	3,876
Dividends payable to stockholders	502	361
Accrued expenses and other liabilities	9,930	7,146
Total liabilities	1,520,987	1,269,810
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	125	120
Additional paid-in capital	66,156	56,418
Retained earnings	98,451	82,859
Accumulated other comprehensive (loss) income, net of tax	(1,542)	462
Total stockholders’ equity	163,190	139,859
Total liabilities and stockholders’ equity	$1,684,177	1,409,669

CAROLINA FINANCIAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2016	2015	2016	2015*
	(In thousands, except share data)
Interest income
Loans	$14,346	10,747	51,137	41,020
Investment securities	2,439	2,145	9,274	8,176
Dividends from Federal Home Loan Bank stock	86	90	374	328
Federal funds sold	—	—	5	—
Other interest income	32	20	124	80
Total interest income	16,903	13,002	60,914	49,604
Interest expense
Deposits	1,523	1,273	5,972	4,367
Short-term borrowed funds	189	114	509	331
Long-term debt	529	515	2,272	1,906
Total interest expense	2,241	1,902	8,753	6,604
Net interest income	14,662	11,100	52,161	43,000
Provision for loan losses	—	—	—	—
Net interest income after provision for loan losses	14,662	11,100	52,161	43,000
Noninterest income
Mortgage banking income	4,259	3,543	17,226	17,417
Deposit service charges	976	858	3,688	3,496
Net loss on extinguishment of debt	(1,694)	(36)	(1,868)	(1,251)
Net gain on sale of securities	65	34	706	1,493
Fair value adjustments on interest rate swaps	998	142	590	(1,111)
Net increase in cash value life insurance	219	196	903	726
Mortgage loan servicing income	1,510	1,357	5,748	5,313
Other	576	409	2,304	1,596
Total noninterest income	6,909	6,503	29,297	27,679
Noninterest expense
Salaries and employee benefits	8,169	7,176	31,475	28,629
Occupancy and equipment	2,106	1,896	7,942	7,228
Marketing and public relations	284	287	1,428	1,434
FDIC insurance	175	158	702	698
Provision for mortgage loan repurchase losses	(250)	(250)	(1,000)	(1,000)
Legal expense	121	60	306	407
Other real estate expense, net	17	24	(20)	138
Mortgage subservicing expense	504	398	1,857	1,634
Amortization of mortgage servicing rights	653	526	2,312	1,986
Merger related expenses	260	—	3,245	—
Other	2,034	1,961	7,793	8,045
Total noninterest expense	14,073	12,236	56,040	49,199
Income before income taxes	7,498	5,367	25,418	21,480
Income tax expense	2,348	1,758	7,848	7,060
Net income	$5,150	3,609	17,570	14,420

Earnings per common share:
Basic	$0.42	0.37	1.45	1.51
Diluted	$0.41	0.36	1.42	1.48
Weighted average common shares outstanding:
Basic	12,336,420	9,888,030	12,080,128	9,537,358
Diluted	12,585,518	10,103,966	12,352,246	9,718,356

* Derived from audited financial statements.

CAROLINA FINANCIAL CORPORATION

(Unaudited)

(Dollars in thousands)

	At or for the Three Months Ended
Selected Financial Data:	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015

Selected Average Balances:
Total assets	$1,651,653	1,626,717	1,482,963	1,412,778	1,364,772
Investment securities	326,485	345,385	335,105	335,929	330,364
Loans receivable, net	1,138,120	1,093,669	978,337	935,438	876,445
Loans held for sale	32,951	32,196	24,467	25,454	31,212
Deposits	1,288,665	1,291,567	1,170,860	1,069,451	1,052,192
Stockholders’ equity	160,991	157,311	145,656	141,311	111,189

Performance Ratios (annualized):
Return on average stockholders’ equity	12.80%	15.11%	7.79%	10.31%	12.98%
Return on average assets	1.25%	1.46%	0.76%	1.03%	1.06%
Average earning assets to average total assets	93.21%	92.94%	93.44%	93.08%	92.23%
Average loans receivable to average deposits	88.32%	84.68%	83.56%	87.47%	83.30%
Average stockholders’ equity to average assets	9.75%	9.67%	9.82%	10.00%	8.15%
Net interest margin-tax equivalent (1)	3.87%	3.75%	3.64%	3.53%	3.59%
Net charge-offs (recovery) to average loans receivable	(0.12)%	(0.02)%	(0.03)%	(0.04)%	(0.11)%
Nonperforming assets to period end loans receivable	0.58%	0.62%	0.67%	0.59%	0.72%
Nonperforming assets to total assets	0.40%	0.42%	0.45%	0.39%	0.47%
Nonperforming loans to total loans	0.48%	0.37%	0.37%	0.48%	0.47%
Allowance for loan losses as a percentage of gross loans receivable (end of period) (2)	0.91%	0.91%	0.96%	1.06%	1.10%
Allowance for loan losses as a percentage of nonperforming loans (2)	190.01%	247.72%	262.68%	223.38%	235.67%

Nonperforming Assets:
Loans 90 days or more past due and still accruing	$—	—	—	—	—
Nonaccrual loans	5,625	4,174	3,920	4,581	4,303
Total nonperforming loans	5,625	4,174	3,920	4,581	4,303
Real estate acquired through foreclosure, net (3)	1,179	2,843	3,272	1,091	2,374
Total nonperforming assets	$6,804	7,017	7,192	5,672	6,677

(1) Net interest margin-tax equivalent reflects tax-exempt income on a tax-equivalent basis.

(2) Acquired loans represent 10.5%, 11.4%, 12.2%, 6.4%, and 7.0% of gross loans receivable at December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016, and December 31, 2015, respectively.

(3) Real estate acquired through foreclosure, net at December 31, 2016 includes $941,000 related to the Congaree merger.

Segment Information

(Unaudited)

(Dollars in thousands)

	For the Three Months		For the Twelve Months		Increase (Decrease)
	Ended December 31,		Ended December 31,		Three	Twelve
	2016	2015	2016	2015	Months	Months
Segment net income:
Community banking	$4,565	3,258	14,874	11,402	1,307	3,472
Wholesale mortgage banking	806	525	3,529	3,832	281	(303)
Other	(232)	(207)	(902)	(867)	(25)	(35)
Eliminations	11	33	69	53	(22)	16
Total net income	$5,150	3,609	17,570	14,420	1,541	3,150

	For the Three Months Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Segment net income:
Community banking	$4,565	4,734	2,162	3,413	3,258
Wholesale mortgage banking	806	1,402	919	401	525
Other	(232)	(228)	(253)	(188)	(207)
Eliminations	11	33	8	17	33
Total net income	$5,150	5,941	2,836	3,643	3,609

	For the Three Months Ended December 31,
	Loan Originations		Mortgage Banking Income		Margin
	2016	2015	2016	2015	2016	2015
Additional segment information:
Community banking	$29,121	23,161	476	424	1.63%	1.83%
Wholesale mortgage banking	234,915	216,971	3,783	3,119	1.61%	1.44%
Total mortgage banking income	$264,036	240,132	4,259	3,543	1.61%	1.48%

	For the Twelve Months Ended December 31,
	Loan Originations		Mortgage Banking Income		Margin
	2016	2015	2016	2015	2016	2015
Additional segment information:
Community banking	$97,062	73,591	2,063	1,656	2.13%	2.25%
Wholesale mortgage banking	875,360	986,650	15,163	15,761	1.73%	1.60%
Total mortgage banking income	$972,422	1,060,241	17,226	17,417	1.77%	1.64%

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

(In thousands, except share data)

	At December 31,	At December 31,
	2016	2015

Core deposits:
Noninterest-bearing demand accounts	$229,905	163,054
Interest-bearing demand accounts	191,851	158,581
Savings accounts	48,648	39,147
Money market accounts	292,639	223,906
Total core deposits (Non-GAAP)	763,043	584,688

Certificates of deposit:
Less than $250,000	467,937	428,067
$250,000 or more	27,280	18,773
Total certificates of deposit	495,217	446,840
Total deposits	$1,258,260	1,031,528

	At December 31,	At December 31,
	2016	2015

Tangible book value per share:
Total stockholders’ equity	$163,190	139,859
Less intangible assets	(7,924)	(2,961)
Tangible common equity (Non-GAAP)	$155,266	136,898

Issued and outstanding shares	12,548,328	12,023,557
Less nonvested restricted stock awards	(211,908)	(285,805)
Period end dilutive shares	12,336,420	11,737,752

Total stockholders equity	$163,190	139,859
Divided by period end dilutive shares	12,336,420	11,737,752
Common book value per share	$13.23	11.92

Tangible common equity (Non-GAAP)	$155,266	136,898
Divided by period end dilutive shares	12,336,420	11,737,752
Tangible common book value per share (Non-GAAP)	$12.59	11.66

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

(In thousands, except share data)

	For the Three Months Ended					For the Twelve Months Ended
Operating Earnings:	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Income before income taxes	$7,498	8,939	3,700	5,281	5,367	25,418	21,480
Gain on sale of securities	(65)	(111)	(113)	(417)	(34)	(706)	(1,493)
Net loss on extinguishment of debt	1,694	118	47	9	36	1,868	1,251
Fair value adjustments on interest rate swaps	(998)	(99)	226	281	(142)	(590)	1,111
Merger related costs	260	—	2,799	186	—	3,245	—
Operating earnings before income taxes	8,389	8,847	6,659	5,340	5,227	29,235	22,349
Tax expense (1)	2,627	2,967	1,555	1,656	1,712	9,027	7,346
Operating earnings (Non-GAAP)	$5,762	5,880	5,104	3,684	3,515	20,208	15,003

Average equity	160,991	157,311	145,656	141,311	111,189	151,346	101,896
Average assets	1,651,653	1,626,717	1,482,963	1,412,778	1,364,772	1,537,654	1,303,402
Operating return on average assets (Non-GAAP)	1.40%	1.45%	1.38%	1.04%	1.03%	1.31%	1.15%
Operating return on average equity (Non-GAAP)	14.32%	14.95%	14.02%	10.43%	12.64%	13.35%	14.72%

Weighted average common shares outstanding:
Basic	12,336,420	12,327,921	11,908,282	11,746,574	9,888,030	12,080,128	9,537,358
Diluted	12,585,518	12,535,551	12,076,878	11,978,801	10,103,966	12,352,246	9,718,356
Operating earnings per common share:
Basic (Non-GAAP)	$0.47	0.48	0.43	0.31	0.36	1.67	1.57
Diluted (Non-GAAP)	$0.46	0.47	0.42	0.31	0.35	1.64	1.54

As Reported:
Income before income taxes	$7,498	8,939	3,700	5,281	5,367	25,418	21,480
Tax expense	2,348	2,998	864	1,638	1,758	7,848	7,060
Net Income	$5,150	5,941	2,836	3,643	3,609	17,570	14,420

Average equity	160,991	157,311	145,656	141,311	111,189	151,346	101,896
Average assets	1,651,653	1,626,717	1,482,963	1,412,778	1,364,772	1,537,654	1,303,402
Return on average assets	1.25%	1.46%	0.76%	1.03%	1.06%	1.14%	1.11%
Return on average equity	12.80%	15.11%	7.79%	10.31%	12.98%	11.61%	14.15%

Weighted average common shares outstanding:
Basic	12,336,420	12,327,921	11,908,282	11,746,574	9,888,030	12,080,128	9,537,358
Diluted	12,585,518	12,535,551	12,076,878	11,978,801	10,103,966	12,352,246	9,718,356
Earnings per common share:
Basic	$0.42	0.48	0.24	0.31	0.37	1.45	1.51
Diluted	$0.41	0.47	0.23	0.30	0.36	1.42	1.48

(1) Tax expense is determined using the effective tax rate reflected in the accompanying income statement for the applicable reporting period.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

(In thousands, except share data)

	For the Three Months Ended					For the Twelve Months Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Segment net income:
Community banking	$4,565	4,734	2,162	3,413	3,258	$14,874	11,402
Wholesale mortgage banking	806	1,402	919	401	525	3,529	3,832
Other	(232)	(228)	(253)	(188)	(207)	(902)	(867)
Eliminations	11	33	8	17	33	69	53
Total net income	$5,150	5,941	2,836	3,643	3,609	$17,570	14,420

Community banking segment operating earnings:
Income before income taxes	$6,545	6,975	2,785	4,953	4,842	$21,258	16,744
Tax expense (1)	1,980	2,241	623	1,540	1,584	6,384	5,342
Bank segment net income	$4,565	4,734	2,162	3,413	3,258	$14,874	11,402

Weighted average common shares outstanding:
Basic	12,336,420	12,327,921	11,908,282	11,746,574	9,888,030	12,080,128	9,537,358
Diluted	12,585,518	12,535,551	12,076,878	11,978,801	10,103,966	12,352,246	9,718,356

Earnings per common share:
Basic	$0.37	$0.38	$0.18	$0.29	$0.33	$1.23	$1.20
Diluted	$0.36	$0.38	$0.18	$0.28	$0.32	$1.20	$1.17

Bank segment income before taxes	$6,545	6,975	2,785	4,953	4,842	$21,258	$16,744
Gain on sale of securities	(65)	(111)	(113)	(417)	(34)	(706)	(1,493)
Net loss on extinguishment of debt	1,693	118	47	9	36	1,868	1,251
Fair value adjustments on interest rate swaps	(998)	(99)	226	281	(142)	(590)	1,111
Merger related costs (2)	254	—	2,697	186	—	3,137	—
Operating earnings before income taxes	7,429	6,883	5,642	5,012	4,702	24,967	17,613
Tax expense (1)	2,247	2,211	1,262	1,558	1,538	7,498	5,619
Operating bank segment earnings (Non-GAAP)	$5,182	4,672	4,380	3,454	3,164	$17,469	$11,994

Operating bank segment earnings per common share:
Basic (Non-GAAP)	$0.42	$0.38	$0.37	$0.29	$0.32	$1.45	$1.26
Diluted (Non-GAAP)	$0.41	$0.37	$0.36	$0.29	$0.31	$1.41	$1.23

(1) Tax expense is determined using the effective tax rate computed for the applicable business segment.

(2) Remaining merger related costs were incurred within the category “Other” segment earnings.